CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 8, 2000 relating to the financial statements and financial highlights of John Hancock European Equity Fund, John Hancock Health Sciences Fund, and John Hancock Pacific Basin Equities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" relating to John Hancock European Equity Fund, John Hancock Health Sciences Fund, and John Hancock Pacific Basin Equities Fund and "Independent Auditors" relating to John Hancock European Equity Fund, John Hancock Health Sciences Fund, John Hancock Pacific Basin Equities Fund, John Hancock Biotechnology Fund, John Hancock Communications Fund and John Hancock Consumer Industries Fund in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2001